UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  February 4, 2015

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2015, the Board of Directors (the “Board”) of General Moly, Inc. (the “Company”) adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective on that date. The amendment, and a copy of the full Bylaws as so amended, are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Article III of the Bylaws has been amended to add a new Section 3.12 allowing the Board, by affirmative vote of a majority of the directors, to grant a leave of absence to a director for a specified period of time that shall not exceed six months. The amendment gives the Compensation Committee discretion to determine appropriate adjustments to compensation and stock awards with respect to any director granted a leave of absence.

Item 8.01                   Other Events.

On February 4, 2015, Patrick M. James, requested a leave of absence from the Board for personal reasons.  The Board granted Mr. James a leave of absence for up to six (6) months, effective February 6, 2015, in accordance with the terms of a letter agreement between the Company and Mr. James outlining the terms of his leave of absence (the “Letter Agreement”). During his leave of absence, Mr. James will not be eligible to receive any compensation as a director unless otherwise determined by the Compensation Committee of the Board.

The Board concurrently appointed Ricardo M. Campoy as Lead Director to assume the duties of Chairman during Mr. James’s absence.

A copy of the Letter Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the agreement attached as Exhibit 10.1 hereto.

A copy of the Company’s press release announcing Mr. James’s leave of absence is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of General Moly, Inc.
3.2	Amended and Restated Bylaws (including amendments through February 6, 2015).
10.1	Leave of Absence Letter Agreement dated effective as of February 6, 2015 between General Moly, Inc. and Patrick M. James.
99.1	Press Release of General Moly, Inc. dated February 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: February 10, 2015	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer